Exhibit (99)(a)(1)(C)

NOTICE OF WITHDRAWAL

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN
PRIORITY INCOME FUND, INC.

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED JUNE 15, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
PRIORITY INCOME FUND, INC., EITHER BY
HAND-DELIVERY OR MAIL, BEFORE 12:00 MIDNIGHT, EASTERN TIME,
ON JULY 24, 2017, UNLESS THE OFFER IS EXTENDED

COMPLETE THIS NOTICE OF WITHDRAWAL AND
RETURN BY HAND DELIVERY OR MAIL TO:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:
Priority Income Fund, Inc. c/o Stratera Investor Services P.O. Box 2199768 Kansas City, MO 64121-9768 866-655-3650	Priority Income Fund, Inc. c/o Stratera Investor Services 430 West 7th Street Kansas City, MO 64105-1407 866-655-3650

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY PRIORITY INCOME FUND, INC. AT THE ADDRESS ABOVE

NOTICE OF WITHDRAWAL
Pursuant to the Offer to Purchase Dated
June 15, 2017

LADIES AND GENTLEMEN,
The undersigned hereby withdraws the tender of its Shares to Priority Income Fund, Inc. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated __________________________, 20___. This tender was in the amount of __________________ Shares.
The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

For Individual Investors and Joint Tenants
IMPORTANT: Signature of investors(s) or authorized person(s) should be exactly as appeared on subscription agreement.
Signature of Investor(s) Authorized Person(s)______________________________________________________
Name of Signatory (Please print)__________________________________________________________________
Title of Authorized Person (Please print)____________________________________________________________
Signature of Investor(s) Authorized Person(s)______________________________________________________
Name of Signatory (Please print)__________________________________________________________________
Title of Authorized Person (Please print)____________________________________________________________

For Other Investors
Signature of Investor(s) Authorized Person(s)_______________________________________________________
Name of Signatory (Please print)___________________________________________________________________
Title of Authorized person (Please print)_____________________________________________________________